EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42720) pertaining to the Gemstar-TV Guide International, Inc. 401(k) Plan of Gemstar-TV Guide International, Inc. of our report dated June 21, 2004, with respect to the financial statements and schedule of the Gemstar-TV Guide International, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Los Angeles, California
June 21, 2004